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                                                                    Exhibit 3.10

                     FIRST AMENDMENT TO MEMBERSHIP AGREEMENT
                           OF NEXTMEDIA OUTDOOR, L.LC.

          THIS FIRST AMENDMENT TO MEMBERSHIP AGREEMENT OF NEXTMEDIA OUTDOOR, L.L.C. (this "Amendment") is entered into to be effective as of July 24, 2000 by
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and among Carl Hirsch, Steven Dinetz and Lori Baxter, in their capacities as
Managers of the Company, and Carl Hirsch and Steven Dinetz, in their capacities as Members of the Company.

                                    RECITALS:

          WHEREAS, Section 13.5 of the Membership Agreement of NextMedia Outdoor, L.L.C. dated October 26, 1999 (the "Agreement") provides generally that
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the Agreement may be amended or modified from time to time by a written instrument adopted by the Managers and executed and agreed to by a Majority Vote of Interests;

          WHEREAS, the parties hereto constitute all of the Managers of the Company and desire to execute this Amendment in order to amend the referenced provisions in the Agreement; and

          WHEREAS, the parties hereto executing this Amendment in their capacities as Members of the Company collectively hold a Majority Vote of Interests of the Company and desire to execute this Amendment in order to amend the referenced provisions contained in the Agreement.

          NOW, THEREFORE, in consideration of the recitals outlined above and of the agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

          1. Defined Terms. Any capitalized term used herein and not otherwise
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defined shall have the meaning ascribed to such term in the Agreement.

          2. Definitional Amendment. The definition of "Disposed," "Disposing,"
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or "Disposition" contained in Section 2.1 of the Agreement is hereby amended and
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restated in its entirety to read as follows:

          "Disposed," "Disposing," or "Disposition" shall mean a sale, assignment, transfer, exchange, devise, gift, donation or other disposition (including, without limitation, by operation of law) or the acts thereof.

          3. Amendment of Section 6.1(b). Section 6.1(b) of the Agreement is
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hereby amended and restated in its entirety to read as follows:

          (b) Number; Tenure; Qualifications. The Managers shall be elected by
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     the Members at an annual or special meeting of the Members in accordance with Article 7 of this Agreement. All Managers shall be natural persons. The number of Managers may be increased or decreased from time to time by the Majority Vote of
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     Interests; provided, however, that there shall not be less than one nor more than five (5) Managers, with one seat on the Board of Managers to be reserved for former Shareholders of Promote It, Inc. Each Manager shall hold office for the term for which he is elected and thereafter until his successor has been elected and qualified, or until his death, resignation or removal. Unless otherwise provided in the Articles, Managers need not be Members or residents of the State of Delaware.

          4. Remainder of Asset Purchase Agreement Unchanged. Except as
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expressly set forth herein, this Amendment shall in no way be construed to modify any other provision of the Agreement.

          5. Governing Law. The construction and performance of this Amendment
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shall be governed by the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

          6. Counterparts. This Amendment may be executed in two or more
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counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.

          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                     MANAGERS:


                                     ___________________________________________
                                     Carl Hirsch


                                     ___________________________________________
                                     Steven Dinetz


                                     ___________________________________________
                                     Lori Baxter


                                     MEMBERS:


                                     ___________________________________________
                                     Carl Hirsch


                                     ___________________________________________
                                     Steven Dinetz